Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-235860 on Form S-1 of our report dated November 12, 2019 (January 16, 2020, as to the effects of the stock split described in Note 20) relating to the financial statements of PPD, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

January 16, 2020